February 7, 1996


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

             Re: T. Rowe Price Summit Municipal Funds, Inc.
                   ("Registrant") consisting of three separate series:
                   T. Rowe Price Summit Municipal Money Market Fund
                   T. Rowe Price Summit Municipal Intermediate Fund
                   T. Rowe Price Summit Municipal Income Fund
                 File Nos.: 033-50321/811-7095

          Dear Sirs:

             We are counsel to the above-referenced registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 3 (the "Amendment") to its Registration Statement under the Securities Act of 1933, as amended.

             Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                                Sincerely,

                                /s/Shereff, Friedman, Hoffman & Goodman LLP
                                Shereff, Friedman, Hoffman & Goodman LLP